CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A No. 2-61391) and related Prospectus of Evergreen Income & Growth Fund (formerly Evergreen Total Return Fund) of our report, dated March 21, 1996, on the financial statements and financial highlights of Evergreen Total Return Fund included in the 1996 Annual Report to Shareholders.


                                                       Ernst & Young LLP


Boston, Massachusetts
January 17, 1997